Exhibit 99.1

 Digital Recorders, Inc. Announces New Board of Directors' Technology Committee

     DALLAS--(BUSINESS WIRE)--August 25, 2004--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that it has formed a Technology Committee with a charter approved by the Board of Directors on Aug. 23, 2004.
     The DRI Board of Directors' Technology Committee will serve as a resource to DRI's management and technical personnel, monitor the Company's technological developments, and assist the development of policies and strategies relating to technological opportunities.
     "Our new Technology Committee, and the intellectual resources that it can assemble, is a great addition to the Company's technological capabilities. It was formed at my request and is an extension of the strategy that has been at the core of DRI operations for many years -- to be a technology leader. The Technology Committee's resources will be particularly valuable as we continue to expand our product offerings in vehicle locating and reporting systems, passenger information systems, and security-risk mitigation capabilities that our products deliver to customers," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

     Technology Committee

     Nuria I. Fernandez, age 44, will serve as the DRI Board of Directors' Technology Committee Chairperson. She has been a DRI director since May 2004. Ms. Fernandez currently is Senior Vice President of Business Development at Earth Tech, an engineering consulting firm headquartered in Long Beach, Calif. She received a Bachelor of Science degree in Civil Engineering from Bradley University and a Master of Science degree in Business Administration from Roosevelt University.

     Other DRI Board of Directors' Technology Committee members include:

     --   J. Phillips L. Johnston, J.D., and

     --   John K. Pirotte.

     For complete biographies, refer to the Company's Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on May 3, 2004.

     About the Company

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement/security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

     CONTACT: Digital Recorders, Inc., Dallas
              Veronica B. Marks, 214-378-4776
              Fax: 214-378-8437
              E-Mail: veronicam@digrec.com